CONSENT OF CATLEDGE, SANDERS & SANDERS INDEPENDENT ACCOUNTANTS




We consent to the reference of our firm under the caption "Experts" and to the use of our report dated July 29, 1998 with respect to the financial statements of Hunt Insurance Group, Inc. included in the Supplement to Prospectus dated February 12, 1992 and related Registration Statement (Form S-4, No. 33-44271) of Hilb, Rogal, and Hamilton Company.

/s Catledge, Sanders & Sanders


CATLEDGE, SANDERS & SANDERS
Certified Public Accountants



September 24, 1998